UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 11, 2025

BEELINE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38182	20-3937596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

188 Valley Street, Suite 225

Providence, RI 02909

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (458) 800-9154

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	BLNE	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Registered Direct Offering

On November 11, 2025, Beeline Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (each, an “Investor” and collectively the “Investors”), pursuant to which the Company sold to the Investors in a registered offering, a total of 4,620,000 shares of the Company’s common stock (the “Shares”), at a price of $1.60 per share (the “Offering”), raising gross proceeds of $7,392,000, before deducting placement agent fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for general corporate purposes and the redemption of outstanding shares of Series E Convertible Preferred Stock.

The closing occurred on November 12, 2025. The Shares were offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-284723) under the Securities Act of 1933 (the “Securities Act”). A Prospectus Supplement in relation to the Offering was filed by the Company with the Securities and Exchange Commission on November 12, 2025.

Pursuant to the terms of the Purchase Agreement, and subject to certain exceptions as set forth therein, we agreed not to: (i) enter into variable rate financings for a period of six months following the closing of the Offering; and (ii) for 60 days from the closing of the offering issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents (including by means of any exchange or cancellation of existing securities, pursuant to Section 3(a)(9) of the Securities Act or otherwise), (iii) reduce the conversion ratio of any outstanding indebtedness or (iv) for 60 days from the closing of the Offering, file any registration statement or any amendment or supplement thereto. In addition, each of the Company’s directors and executive officers have entered into lock-up agreements pursuant to which each of them has agreed not to, for a period of 90 days, from the closing of the Offering, offer, sell, transfer or otherwise dispose of the Company’s securities, subject to certain exceptions.

Ladenburg, Thalmann & Co., Inc. (“Ladenburg”) acted as the Company’s placement agent in connection with the Offering. On November 11, 2025, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Ladenburg, pursuant to which the Placement Agent agreed to act on a reasonable “best efforts” basis, in connection with the Offering. The Company paid Ladenburg consideration consisting of (i) a cash fee equal to 8.0% of the aggregate gross proceeds in the Offering, (ii) a management fee equal to 1.0% of the aggregate gross proceeds received in the Offering, (iii) warrants to purchase 277,200 shares of common stock (the “Placement Agent Warrants” and such shares the “Placement Agent Warrant Shares”), and (iv) reimbursement of certain expenses. The Placement Agent Warrants are exercisable for a five-year period at an exercise price of $2.48 per share. The Placement Agent Warrant may be exercisable via “cashless exercise” in certain circumstances.

The Company has agreed to file a registration statement providing for the resale of the shares underlying the Placement Agent Warrants as soon as reasonably practicable and to use commercially reasonable efforts to keep such registration statement effective at all times until the Placement Agent does not own the Placement Agent Warrant or any Placement Agent Warrant Shares. The Placement Agent has agreed not to resell or distribute the Placement Agent Warrants or the Placement Agent Warrant Shares to the public except pursuant to an effective registration statement under the Securities Act or an exemption therefrom.

The foregoing descriptions of the Purchase Agreement, the Placement Agent Warrants and the Placement Agency Agreement, do not purport to be complete and are qualified in their entirety by reference to the full text of the form of the Purchase Agreement, the form of Placement Agent Warrants and the form of Placement Agency Agreement, copies of which are filed hereto as Exhibits 10.1 and 4.1, respectively.

The legal opinion of Nason, Yeager, Gerson, Harris & Fumero, P.A. relating to the validity of the securities issued in the transactions is filed herewith as Exhibit 5.1.

Item 7.01 Regulation FD Disclosure.

On November 11, 2025, the Company issued a press release announcing the pricing of the Offering, which press release is furnished as Exhibit 99.1.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under such section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
4.1	Form of Placement Agent Warrant
5.1	Opinion of Nason, Yeager, Gerson, Harris & Fumero, P.A.
10.1	Form of Securities Purchase Agreement
10.2	Form of Placement Agency Agreement
23.1	Consent of Nason, Yeager, Gerson, Harris & Fumero, P.A. (included in Exhibit 5.1)
99.1	Press Release dated November 11, 2025
104	Cover page interactive data file (embedded within the iXBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2025

BEELINE HOLDINGS, INC.

By:	/s/ Nicholas R. Liuzza, Jr.
Nicholas R. Liuzza, Jr.
Chief Executive Officer